UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 25, 2014

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	1-9961	95-3775816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 468-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As we have previously disclosed, the Consumer Financial Protection Bureau, together with the Department of Justice (together, the “Agencies”), requested that we provide certain information about our purchases of auto finance contracts from dealers and about related discretionary pricing practices.  On November 25, 2014, we received from the Agencies a letter alleging that such practices resulted in discriminatory pricing of loans to certain borrowers in contravention of applicable laws, and informing us that they are prepared to initiate an enforcement proceeding unless we agree to a voluntary resolution satisfactory to them.  The Agencies have indicated that they are seeking monetary relief and implementation of changes to our discretionary pricing practices and policies, which changes could adversely affect our business.  We intend to continue to cooperate with the Agencies to achieve a mutually satisfactory resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: November 28, 2014	By:	/s/ Christopher Ballinger
Christopher Ballinger Senior Vice President & Chief Financial Officer